Exhibit 99.28(d)(1)(b)

Schedule C-1

Dated November 17, 2012

To The

Investment Advisory Agreement

Dated February 17, 2006

Between

Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Listing of Funds and Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Ultra Short Duration Fixed Income Fund	0.25%
Touchstone Short Duration Fixed Income Fund	0.25%
Touchstone Mid Cap Fund	0.80% on the first $500 million of assets; 0.75% on the next $500 million of assets; and 0.70% on assets over $1 billion
Touchstone Small Cap Value Fund	0.95% on the first $100 million of assets; 0.90% on assets over $100 million
Touchstone Premium Yield Equity Fund	0.70% on the first $100 million of assets and 0.65% on assets over $100 million
Touchstone Total Return Bond Fund	0.35%
Touchstone Emerging Markets Equity Fund	1.05% on the first $200 million of assets; 1.00% on the next $200 million of assets; and 0.90% on assets over $400 million
Touchstone Mid Cap Value Fund	0.85% on the first $100 million of assets; 0.80% on the next $300 million of assets; and 0.75% on assets over $400 million
Touchstone Global Equity Fund	0.85% on the first $50 million of assets; 0.80% on the next $450 million of assets; and 0.75% on assets over $500 million
Touchstone Global Real Estate Fund	0.80%
Touchstone International Fixed Income Fund	0.55% on the first $100 million of assets; 0.50% on the next $150 million of assets; and 0.45% on assets over $250 million
Touchstone Large Cap Relative Value Fund	0.70% on the first $100 million of assets and 0.65% on assets over $100 million

Touchstone Market Neutral Equity Fund	1.30%
Touchstone Small Cap Core Fund	0.85%
Touchstone Focused Equity Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million
Touchstone Merger Arbitrage Fund	1.05%
Touchstone Sands Capital Select Growth Fund	0.85% on the first $1 billion of assets; 0.80% on the next $500 million of assets; 0.75% on the next $500 million of assets; 0.70% on assets over $2 billion

This Schedule C-1 to the Investment Advisory Agreement is hereby executed as of the date first set above.

TOUCHSTONE FUNDS GROUP TRUST

By:	/s/ Terrie A. Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill T. McGruder

By:	/s/ Terrie A. Wiedenheft